Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Investment Grade Portfolio--3
(BBB Quality or Better), Long Intermediate Term Series,
Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-11619 of our opinion dated January 12, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 17, 2001